                                                                     Exhibit 3.1


            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           divine interVentures, inc.
                           --------------------------

          Original Certificate of Incorporation filed on May 7, 1999.
  Amended and Restated Certificate of Incorporation filed on August 16, 1999.
              Certificate of Correction filed on August 23, 1999.
               Certificate of Amendment filed on December 1, 1999
                Certificate of Amendment filed on March 13, 2000


     divine interVentures, inc. (the "Corporation"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that this Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") set forth below has been duly adopted in accordance with Sections 242 and 245 of the DGCL.


                                   ARTICLE I
                                   ---------

     The name of the Corporation is divine interVentures, inc.


                                  ARTICLE II
                                  ----------

     The address of the Corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901 in the county of Kent. The name of the Corporation's registered agent at such address is Lexis Document Services Inc.


                                  ARTICLE III
                                  -----------

     The nature of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV
                                  ----------

     A. Authorized Capital Stock. Effective upon the filing of this Certificate of Incorporation, the total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 15,900,000,000 shares, which shall be divided as follows: (i) 15,000,000,000 shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), (ii) 400,000,000 shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock"), (iii) 400,000,000 shares of Class C Common Stock, par
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value $0.001 per share ("Class C Common Stock") and (iv) 100,000,000 shares of
Preferred Stock, par value $0.001 per share ("Preferred Stock"). "Common Stock," when used herein, shall mean the Class A Common Stock, the Class B Common Stock and the Class C Common Stock together.

     B. Common Stock. The relative powers, preferences and participating, optional or other special rights, and qualifications, limitations and restrictions of the Class A Common Stock, Class B Common Stock and Class C Common Stock of the Corporation shall be as follows:

          1. Except as otherwise set forth below in this Article IV, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical in all respects.

          2. Subject to the rights of the holders of any outstanding Preferred Stock and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or, subject to the next sentence, shares of Common Stock of the Corporation or any property of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock, only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock and only shares of Class C Common Stock shall be paid or distributed with respect to Class C Common Stock. The shares of Class A Common Stock, Class B Common Stock and Class C Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock, the shares of Class B Common Stock nor the Class C Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

          3. At every meeting of the stockholders of the Corporation, every holder of Class A Common Stock shall be entitled to one (1) vote per person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as may be otherwise required by law or this Article IV, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights that may be granted to holders of Preferred Stock, on all matters submitted to a vote of the stockholders of the Corporation. Except as may be otherwise required by law, the holders of Class C Common Stock shall not be entitled to vote.

          4. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of any Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock. For purposes of this Article IV, Section B.4., the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          5. In the case of any reorganization or consolidation or merger of the Corporation with one or more other entities, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash), if any, receivable upon such reorganization, consolidation or merger by each holder of a share of Class B Common Stock or Class C Common Stock, each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash), if any, receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock or Class C Common Stock and each holder of a share of Class C Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including each), if any, receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock or Class B Common Stock, except that shares of stock or other securities receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock may differ from the shares of stock or other securities receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock to the extent that the Class A Common Stock, Class B Common Stock and Class C Common Stock differ as provided in this Certificate of Incorporation.

          6. (a) Each record holder of shares of Class B Common Stock may convert such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, and setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.

                    (b) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the sale, gift, assignment, distribution, conveyance or other disposition or transfer, or any issuance, of such share of Class B Common Stock, whether by operation of law or otherwise (a "Transfer"), to a person other than a Permitted Transferee. The term Transfer as used herein shall not include a pledge or hypothecation of shares of Class B Common Stock; provided, however, that a Transfer shall have occurred if a pledgee or party to whom such shares are hypothecated forecloses thereon. The term "Permitted Transferee" as used herein shall mean:

                    (i) Andrew J. Filipowski, Paul L. Humenansky, Michael P. Cullinane, Larry S. Freedman, Thomas A. Slowey and Paul A. Tatro, any of their descendants (including adopted children), any of the spouses, widows or widowers of Messrs. Filipowski, Humenansky, Cullinane, Freedman, Slowey or Tatro or any such descendants, or any of the descendants of any such spouses, widows or widowers (including adopted children) (collectively, the "Family Holders");

                    (ii) any trust, a majority of the interest of which is held, directly or indirectly, by or for the benefit of one or more of the Family Holders or any entity or entities described in clause
          (iii), (iv), (v) or (vi) of this Article IV, Section B.6.(b);

                    (iii)  any estate of a Family Holder;

                    (iv) any foundation or charitable organization established by one or more of the Family Holders that qualifies as an exempt organization under the Internal Revenue Code of 1986, as amended, or any successor statute;

                    (v) any charitable lead trust or charitable remainder trust established by one or more of the Family Holders; or

                    (vi) any corporation, limited liability corporation or partnership or other entity of which voting control is held, directly or indirectly, by or for the benefit of one or more of the Family Holders or any entity or entities described in clause (ii), (iii),
          (iv) or (v) above. For purposes of this clause (vi), "voting control" shall mean either (a) the beneficial ownership, direct or indirect, of more than 50% of the outstanding voting securities of a corporation or, in the case of an unincorporated entity, of the similar power to control the affairs of such entity, or (b) the contractual power to elect or designate a majority of the directors of a corporation or, in the case of an unincorporated entity, of individuals exercising similar functions.

                    If any shares of Class B Common Stock are held by a Permitted Transferee as described in clause (ii), (iii), (iv) or (v) of this Article IV, Section B.6.(b) and such Permitted Transferee shall cease to be a Permitted Transferee, then such shares of Class B Common Stock shall automatically be converted into an equal number of shares of Class A Common Stock.

                    For purposes of this Article IV, Section B.6., each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, limited liability company, partnership, joint venture, association, or other legal entity of any kind; and each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include, in his or her representative capacity, a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

               (c) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock if at any time the sum of the number of shares of Class B Common Stock then outstanding and the number of shares of Class B Common Stock obtainable by conversion of any Preferred Stock then outstanding is less than ten percent (10%) of the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock obtainable by conversion of any shares of Preferred Stock then outstanding.

                    The Corporation will provide notice of any automatic conversion pursuant to this Article IV, Section B.6.(c) of all outstanding shares of Class B Common Stock to all holders of record of shares of Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may also satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class, postage prepaid, to each holder of record of shares of Class B Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

                         (i)  the automatic conversion date;

                         (ii) that all outstanding shares of Class B Common Stock are to be or have been automatically converted on such automatic conversion date, and that from such automatic conversion date the certificates evidencing any shares of Class B Common Stock shall evidence the same number of shares of Class A Common Stock; and

                         (iii) the place or places where certificates for such shares are to be surrendered for exchange for certificates evidencing the shares of Class A Common Stock.

                    Immediately upon such conversion on the automatic conversion date, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to
          Article IV, Section B.6.(g) below.

                    (d) Holders of shares of Class B Common Stock may (i) Transfer any or all of such shares held by them only in connection with a Transfer that meets the qualifications of Article IV, Section B.6.(e) below, and under no other circumstances, or (ii) convert any or all of such shares into shares of Class A Common Stock as provided in Article IV, Section B.6.(a) above. No one other than those persons or entities in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of the issuance to them of shares of Class B Common Stock by the Corporation, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a Transfer that meets the qualifications set forth in Article IV, Section B.6.(e) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for its own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                    Holders of shares of Class B Common Stock may at any and all times Transfer to any person or entity the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                    (e) Shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by a written notice from the holder of such shares, stating that the certificate for such shares is being presented to effect a Transfer by such holder of shares to a Permitted Transferee.

                    If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by such holder for Transfer or accompanied by an instrument of transfer signed by such holder, to a person or entity who receives such shares in connection with a Transfer that does not meet the qualifications set forth in this Article IV, Section B.6.(e), then such person or entity or any successive transferee of a certificate for such shares may treat such endorsement or instrument as authorizing it on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to itself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                    If any shares of Class B Common Stock shall improperly have been registered in the name of any person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (i) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of Transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (ii) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the Transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion and (iii) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                    In the event that the Board of Directors (or any committee or subcommittee of the Board of Directors, or any officer of the Corporation, designated for this purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any notice or other document accompanying the certificate for shares of Class B Common Stock when presented for Transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of this Article IV, Section B.6., or shall determine that a person or entity is enjoying for his or its own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances.

                    (f) Every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

                    "The shares of Class B Common Stock represented by this certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in Section B.6.(e) of Article IV of the Certificate of Incorporation of divine interVentures, inc., and no person or entity who receives such shares in connection with a transfer which does not meet the qualifications prescribed by Section B.6.(e) of said Article IV is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                    (g) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provision of this
          Article IV, Section B.6., any dividend for which the record date or payment date shall be subsequent to such conversion and which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                    (h) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this Article IV, Section B.6., or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                    (i) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would be issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                    (j) In connection with any Transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this Article IV, Section B.6., or in connection with the making of any determination referred to in this Article IV, Section B.6.:

                         (i) The Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the

          Corporation responsible for making such Transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee or subcommittee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any notice or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in Article IV, Section B.6.(e) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation.

                         (ii) Except as otherwise required by law, neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith in connection with the registration of a Transfer of the shares of Common Stock.

                         (iii) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this
          Article IV, Section B.6., and no such issue or delivery shall be made unless and until the person or entity requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                         (iv) Subject to the rights of any holders of Preferred Stock, all rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively, in accordance with Article IV, Section B.3. and subsections (iv) through (vi) of this Article IV, Section B.6.(j), inclusive, in the holders of Common Stock, voting together as a single class, except as otherwise required by the law of the State of Delaware, this Article IV or the By-Laws of the Corporation.

                         (v) At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on without regard to class at such meeting shall constitute a quorum for purposes of such vote, except as otherwise provided by the law of the State of Delaware.

                         (vi) At every meeting of stockholders, except as otherwise required by the law of the State of Delaware or this Article IV, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class, and their votes shall be counted and totaled together; and at any meeting of stockholders duly called and held at which any such vote as one class is to be taken and at which a quorum (determined in accordance with the provisions of subsection (v)) is present, (A) in all matters other than the election of directors, a majority of the votes which could be cast at such meeting upon a given question, and (B) in the case of the election of directors, a plurality of the votes which could be cast at such meeting upon such election, in each case by such holders who are present in person or by proxy, shall be necessary in addition to any vote or other action that may be expressly required by the provisions of this Certificate of Incorporation or the law of the State of Delaware, to decide such question or election, and shall decide such question or election if no such additional vote or other action is so required.

               7. (a) Each record holder of shares of Class C Common Stock may convert such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class C Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, and setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.

               (b) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would be issuable upon the conversion of all shares of Class C Common Stock then outstanding.

     C. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of and issue, shares of Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total voting power of the Common Stock, without a vote of the holders of any of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

                                   ARTICLE V
                                   ---------

     The business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors consisting of not less than three (3) nor more than fifty-nine (59) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

     The directors shall be divided into three classes, Class I, Class II and Class III with each class having as equal a number of members as reasonably possible. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders of the Corporation in 2000, 2001 and 2002, respectively. Beginning in 2000, at each annual meeting of stockholders of the Corporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders of the Corporation in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Directors may only be removed for cause, except as otherwise provided by law, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.

                                  ARTICLE VI
                                  ----------

     A. Written Consent. Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called meeting and may not be taken by written consent of the stockholders in lieu of a meeting.

     B. Special Meetings. Special meetings of stockholders of the Corporation may be called, upon not less than ten (10) nor more than sixty (60) days' written notice, only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, (iii) the President of the Corporation or (iv) the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     C. Amendment. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this
Article VI.


                                  ARTICLE VII
                                  -----------

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation (the "By-laws"). The By-laws may be altered, amended or repealed, or new By-laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors; provided that, if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VII.

                                 ARTICLE VIII
                                 ------------

     A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor, in the absence of fraud, shall a director of the Corporation be liable to account to the Corporation for any profit realized by him or her from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member, or any corporation of which such director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                  ARTICLE IX
                                  ----------

     Meetings of stockholders may be held within or without the State of Delaware as the By-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws. Election of directors need not be by written ballot unless the By-laws so provide.

                                   ARTICLE X
                                   ---------

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of the DGCL, order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths (3/4) of the value of the creditors or class of creditors and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement of said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE XI
                                  ----------

     The Board of Directors may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.


                                  ARTICLE XII
                                  -----------

     A.  Indemnification of Officers and Directors: The Corporation shall:

               1. indemnify, to the fullest extent permitted by the DGCL, any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, is or was an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

               2. indemnify any present or former director of the Corporation, and may indemnify any present or former officer, employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, is or was an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

               3. indemnify any present or former director or officer, and may indemnify any present or former employee or agent of the Corporation selected by, and to the extent determined by, the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII.A.1. and 2., or in defense of any claim, issue or matter therein; and

               4. pay expenses incurred by a director, or an officer who is entitled to indemnification hereunder, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII; and

               5. notwithstanding the foregoing provisions and except as required by the DGCL, the Corporation shall not be obligated to indemnify or pay expenses incurred by any person with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise ("Proceedings"), initiated or brought voluntarily by such person and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII, unless a court of competent jurisdiction determines that each of the material assertions made by such person in such Proceedings were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify such person for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

               6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

               7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII; and

               8. deem the provisions of this Article XII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent, who serves in such capacity at any time while this Article XII is in effect, and any repeal or modification of this
     Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article XII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the "Second Corporation") which shall merge into or consolidate with the Corporation when the Corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors; and

               9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall inure to the benefit of the heirs, executors and administrators of such a person.

     B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article

XII by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by its President on _____ __, 2000.

                                    DIVINE INTERVENTURES, INC.


                                    By:
                                        ---------------------------------
                                        Andrew J. Filipowski
                                        Chairman of the Board and Chief
                                        Executive Officer